Exhibit 21
                             THERMOTREX CORPORATION
                         Subsidiaries of the Registrant


      At November 17, 1999, the Registrant owned the following companies:
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
                              NAME                                          STATE OR         PERCENT OF
                                                                        JURISDICTION OF       OWNERSHIP
                                                                         INCORPORATION
----------------------------------------------------------------------------------------------------------

    ThermoLase Corporation                                                  Delaware           71.06
    (additionally, 13.91% of the shares
    are owned directly by Thermo Electron
    Corporation)
        Creative Beauty Innovations, Inc.                                    Texas               100
        ThermoLase England L.L.C.                                           Delaware             46*
           ThermoLase (Scotland) Ltd.                                       Scotland             100
           ThermoLase (Ireland) Ltd.                                        Ireland              100
           ThermoLase UK Limited                                            England              100
        ThermoDess S.A.S.                                                    France            71.05*
        ThermoLase International L.L.C.                                     Delaware             100
           ThermoLase Iberica, S.A.                                          Spain               100
           ThermoLase (South Africa) Ltd.                                 South Africa           100
        ThermoLase Japan L.L.C.                                             Wyoming              50*
    ThermoTrex East Inc.                                                 Massachusetts           100
    Trex Medical Corporation                                                Delaware           71.49
    (additionally, 7.01% of the shares are owned
    directly by Thermo Electron Corporation)
        Trex Medical France S.A.                                             France              100
           Trophy Radiologie S.A.                                            France              100
                  Stephan'X S.A.                                             France              100
                  Trophy Benelux S.A.                                       Belgium              100
                  Trophy Radiologie Italia S.R.L.                            Italy               100
                  Trophy Radiologie Japan KK                                 Japan               100
                  Trophy Radiologie GmbH                                    Germany              100
                  P.T. Trophy Rajawali Indonesia                           Indonesia             51
                  Trophy Radiologia Espana SA                                Spain               100
                  Trophy Rontgen SAS                                         Turkey              77
                  Trophy Radiologie U.K. Ltd.                               England              100
                  SCI Boucher Debard Baudry Guillot                          France              100
        Trex Medical Systems Corporation                                    Delaware             100
        Trex Trophy Dental Inc.                                             Virginia             100
    Trex Communications Corporation                                         Delaware             100
        EMP TrexCom Inc.                                                    Delaware             100
        LNR TrexCom, Inc.                                                   Delaware             100

 * Joint Venture/Partnership
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